Lexaria Maintains OTCQB Marketplace Status

Kelowna, BC / February 2, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) announces the Company has submitted all the mandatory documents and has successfully met all of the requirements for continued listing and trading on the OTCQB Marketplace. Partly as a result of this, Realtime Level II Quote Display Service is now available to investors free at www.otcmarkets.com/stock/LXRP/quote

Lexaria is a US Company that trades in the USA on the OTCQB venture stage marketplace for early stage and developing U.S. and international companies. Companies listed at OTCQB are current in their reporting and undergo an annual verification and management certification process. Lexaria has continuously filed its quarterly and annual reports, and more, at the SEC “EDGAR” site since 2006.

Since 2009, Lexaria also has traded on the Canadian Securities Exchange in Canada, the fastest growing stock exchange in North America. Lexaria is eligible for registered retirement accounts for Canadian investors, is compliant with all CSE regulatory policies, and is Fully Reporting under Canadian securities laws.

Lexaria is pleased to continue its open and transparent communications and accessibility with its investors across North America and expects this tradition to continue in 2015 and beyond.

About Lexaria
Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns. www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.